UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                -----------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported)

                                November 14, 2007

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                               JADE ART GROUP INC.
             (Exact name of registrant as specified in its charter)

          NEVADA                       333-137134                 71-1021813
----------------------------    ------------------------     -------------------
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)

                             #35, Baita Zhong Road,
             Yujiang County, Jiangxi Province, P.R. of China 335200
          ------------------------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)

                               011-86-701-5881082
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02   Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers

Election of Director

      Effective November 14, 2007, Hua-Cai Song (the "New Director") was appointed to the board of directors of Jade Art Group Inc. f/k/a Vella Productions Inc. (the "Company") by the existing sole member of the board of directors.

Resignation of Director

      Effective upon the appointment of the New Director, Hui Ping Cheng, as the sole previous member of the Board of Directors, resigned as director of the Company's board of directors.

Resignation of Officers

      Effective November 15, 2007, Hui Ping Cheng also resigned in her capacity as the Chief Executive Officer, President and Chief Financial Officer of the Company.

Appointment of Officers

      Effective November 15, 2007, each of the following individuals was appointed by the board of directors of the Company to serve until his or her successor is chosen or upon his or her earlier resignation or removal as an officer of the Company:

             Name                  Age        Position
             ----                  ---        --------

             Hua-Cai Song          44         Chief Executive Officer

             Chen-Qing Luo         34         Chief Financial Officer and
                                              Secretary

Business Experience

      The newly elected director and newly appointed officers of the Company have the following business experience:

Hua-Cai Song - Chief Executive Officer and Director

      Hua-Cai Song was appointed our Chief Executive Officer on November 15, 2007. He also has served as a member of our board of directors since November 14, 2007. He has over 20 years of experience in international trade and the wood carving industry, including the production, manufacture and marketing of wood carving products. Since January 1980, Hua-Cai Song served as deputy manager of


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Guoxi Holding Limited ("GHL") in charge of development, sales and marketing of those wood carving products manufactured by its operating subsidiary, Jiangxi XiDa (formerly also known as Jiangxi Xi Cheong Lacquer, Inc.). GHL was acquired by our Company under that merger transaction consummated on October 2, 2007 (the "Merger Transaction"), which Merger Transaction was reported by us on our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2007. During his years working with Jiangxi XiDa, Hua-Cai Song successfully expanded the market and distribution system for Buddha Shrines in Japan.

Chen-Qing Luo - , Chief Financial Officer and Secretary

      Chen-Qing Luo was appointed as our Chief Financial Officer and secretary as of November 15, 2007. From July 1995 until his appointment to our Company, he served as Financial Director of GHL, in charge of financial management and funds management for the company. During his tenure at GHL, Chen-Qing Luo was responsible for establishing the financial management system and accounting management system related to cost accounting, financial analyses and treasury operations. Mr. Luo is an accountant by trade and received his bachelor degree in Accounting.

Related Transactions and Relationships

      Neither the New Director nor any of the newly appointed officers of the Company hold any directorships with any other reporting companies in the United States. There are no family relationships among the New Director or any of the newly appointed officers.

      Except for the Merger Transaction previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2007, during the last two years there have been no transactions, or proposed transactions, to which our Company was or is to be a party, in which the New Director or any of the newly appointed officers (or any member of their respective immediate families) had or is to have a direct or indirect material interest. As part of the consideration paid in the Merger Transaction, we issued shares of our common stock on a pro rata basis to the shareholders of GHL, the target company acquired by us in the Merger Transaction. Each of the New Director and newly appointed officers, Hua-Cai Song and Chen-Qing Luo, was a shareholder of GHL and, accordingly, received shares of the Company's common stock in the Merger Transaction.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2007                      JADE ART GROUP INC.


                                              By: /s/    Hua-Cai Song
                                                  ------------------------------
                                                  Name:  Hua-Cai Song
                                                  Title: Chief Executive Officer